Exhibit 10.1

BUSINESS COMBINATION AGREEMENT

This agreement is entered into the 1st day of January, 2003 between SAILTECH INTERNATIONAL, INC., a Nevada corporation (herein, "Company"), ECOLOCLEAN, INC., a Texas corporation, (herein, "ECI") and ROYIS WARD, MICHAEL WARD, ALLAN HANSON, MICHAEL RICHARDSON, SAMUEL SIMON and DAN COCKE, (herein, collectively, Sellers). The Company, ECI and the Sellers desire to enter into a business combination transaction whereby the Company will issue shares to Sellers in exchange for their shares of ECI.

For good and valuable consideration, receipt of which is acknowledged the parties agree, represent and warrant the following:

Agreement

A. Exchange of Shares. The Company and Sellers agree to exchange shares whereby the Company will acquire all of the issued and outstanding stock of ECI. The Company will issue Company shares to Sellers in exchange for their shares. The Company will issue Twenty (20) shares of Company stock for each single (1) share of Sellers' ECI stock. The Company will acquire One Hundred (100%) percent of the issued and outstanding capital stock of ECI and issue Sellers a total of Twenty Million (20,000,000) shares Company common stock. The shares will be issued from the Company's treasury pursuant to the securities transaction exemption afforded by Section 4(2) of the Securities Act of 1933, as amended. The shares will be restricted securities bearing the Company's standard restrictive legend.

B. Representations, Warranties and Covenants of the Company: The Company represents and warrants to Sellers as of the date hereof and as of the Closing Date:

SECTION 1. Enforceability of Agreement Against the Company. The Company has all necessary power and authority to enter into this Agreement to which it is a party, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with the respective terms.

SECTION 2. Shares. The shares when issued will be free and clear of all liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership. There are no contracts, arrangements, commitments or restrictions relating to the issuance, sale, transfer or purchase or obtaining of shares or other ownership interests in the Shares, except for this Agreement.

SECTION 3. Incorporation, Authority and Qualification of The Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has all necessary corporate power and authority to carry on the business now being conducted by it. The Company is duly qualified to do business, and is in good standing, in each jurisdiction, if any, where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. The Company is authorized to issue 50,000,000 common shares, par value $0.001 per share and 1,000,000 preferred shares, par value $0.01 per share. The company has 17,592,435 common shares issued and outstanding. No preferred shares have been issued. No other classes of stock are authorized or issued. There are no outstanding options, warrants, rights or otherwise, other than those disclosed in the financial statements.

SECTION 4. No Conflict. The execution and delivery by the Company of this Agreement and each Related Document to which the Company are parties have been obtained and all filings and notifications required by law, agreement or otherwise have been made, the performance by the Company of this Agreement and each Related Document to which they are parties will not:

a. Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of the Company;

b. Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Company;

c. Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;

d. Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to the Company's business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local program relating to minority-owned businesses.

SECTION 5. Consents, Approvals and Notifications. The execution and delivery by the Company of this Agreement and each Related Document to which it is a party does not, and the performance by it of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person.

SECTION 6. Financial Statements

6.1 The Company has furnished to Sellers copies of (a) audited balance sheets of the Company and audited statements of income, changes in shareholders' equity and statements of cash flow for the period ending December 31, 2001, together with the reports and notes thereon, independent certified public accountants (collectively, the "Audited Financial Statements").

6.2 The Audited Financial Statements (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein); and (b) assuming the Company will continue as a going concern, are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of the Company for the periods to which each relates.

6.3 To the knowledge of the Company, the Interim Financial Statements, if prepared, (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein), subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements), and (b) assuming the Company will continue as a going concern, are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of the Company for the periods to which each relates.

SECTION 7. Litigation. There is no claim, action, investigation, arbitration or proceeding pending or, threatened against the Company, or against or relating to any of the assets or the ability of the Company to perform its obligations hereunder, before any arbitrator, judge, court or governmental authority. Company is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

SECTION 8. Contracts. To the extent applicable, Exhibit "A" contains an accurate and complete list of all written and oral agreements and contracts in effect on the date of this Agreement to which the Company is a party in connection with the business operations or by which any of the Company's properties or assets relating to the operation are bound. The are no contracts in formation or which are capable of subsequent formation as a result of future satisfied conditions. The Company has made available to Sellers true and complete copies of the contracts (including any amendments or modifications thereto).

SECTION 9. Environmental Matters. In addition to any other express agreements of Company contained herein, the matters set forth in this paragraph constitute representations and warranties by the Company which will be true and correct on the date of this Agreement and as of the date of closing. In the event that, during the period between the execution of this Agreement and the closing, the Company learns, or has reason to believe, that any of the following representations and warranties may cease to be true, the Company hereby covenants to give notice thereof to ECI and Sellers immediately:

(a) The Company has not received notice from any governmental agency pertaining to the violation of any law or regulation of toxic hazardous substances or dangerous wastes and affecting any Company property, and it has no knowledge of any facts which might be a basis for any such notice.

(b) No toxic or hazardous substances have been improperly generated, treated, released, stored or disposed of, or otherwise deposited in or on any Company property, including without limitation, the surface waters and subsurface waters thereof, no underground tanks have been located on any Company property, and there have not been nor are now present any substances or conditions in or on any Company property which may support a claim or cause of action under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (the "Superfund Act"), Federal Resource Conservation and Recovery Act of 1976, 42U.S.C. Section 6901, et seq.; Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 49 U.S.C. Section 1801, et seq., as amended; Federal Clean Air Act, 42 U.S.C. Sections 7401-7626; Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. Section 1251, st seq: Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C. Paragraph 13, et seq.; Federal Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; Federal Safe Drinking Water Act, 42 U.S.C. Section 300(f), et seq. or any other federal, state, or local environmental statutes, regulations, ordinances or regulatory requirements. This environmental matters section will be interpreted to include, but not be limited to, any substance which after release into the environment and upon exposure, ingestion, inhalation or assimilation, either directly from the environment or indirectly by ingestion through food chains or otherwise, will or may reasonably be anticipated to cause sickness, death, disease, behavior abnormalities, cancer or genetic abnormalities. The Company will hold ECI and Sellers harmless from and indemnify them against and from any damage, loss, expenses or liability resulting from any breach, of this representation and warranty, including all attorneys fees and costs incurred as a result thereof.

SECTION 10. Taxes The Company has or will duly file or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, including, but not limited to, income and employee withholding taxes, and the Company has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) reasonably deemed by the Company to be adequate with respect thereto. No events have occurred which could impose upon Sellers, any transferee liability for any taxes, penalties, or interest due or to become due from the Company. The Company will be responsible for filing all federal, state and local tax related reports for the year ending 2002.

SECTION 11. Absence of Changes. Since December 31, 2001, the date of the Company's Audited Financial Statements, and Interim Financial Statements for the period ending September 30, 2002, the Company has operated its business in the ordinary course consistent with past practices and there has not been, except as disclosed in this Agreement or the Exhibits attached hereto:

i. any Material Adverse Effect;

ii. any damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property used or useful in the business operations, normal wear and tear excepted;

iii. any payments, discharges or satisfactions by the Company of any liens, claims, charges or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the business operations, other than in the ordinary course of the business and consistent with past practice;

iv. any licenses, sales, transfers, pledges, mortgages or other dispositions of any tangible or intangible assets having a value over $1,000 (in the aggregate) used or held for use in connection with the operation of the business, other than in the ordinary course of business and consistent with past practice;

v. any write-offs as uncollectible of any accounts receivable or notes receivable of the operations, or any portion thereof, not provided for in the allowance for uncollectible accounts in the Interim Financial Statements;

vi. any cancellations of any material debts or claims of, or any amendments, terminations or waivers of any rights of material value to, the business operations;

vii. any general uniform increase in or change in the method of computing the compensation of employees of the Company who perform services for the benefit of the business operations;

viii. any material changes in the manner in which the Company extends discount or credits to customers or otherwise deals with customers of its business;

ix. any material changes in the accounting methods or practices followed by the Company and or any changes in depreciation or amortization policies or rates theretofore adopted;

x. any capital commitments by the Company and for additions to property, plant or equipment of the business operations;

xi. any agreements or commitments to merge or consolidate with or otherwise acquire any other corporation, association, firm or other business organization or division thereof;

xii. any declarations of dividend, payment of any dividend, issuance of any securities, purchase or redemption of any securities, commitments or authorizations for any changes to its Articles of Incorporation or amendments to any by-laws, conversions of any options, warrants or otherwise into common shares, and except as disclosed in paragraph B.3. relating to the total shares issued and outstanding which resulted from a corporate reorganization;

xiii. any other material transaction relating to the Company other than in the ordinary course of the business and consistent with past practice; or

xiv. any agreements or understandings, whether in writing or otherwise, for the Company to take any of the actions specified in items i. through xii. above.

SECTION 12. Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature that would be required by GAAP to be reflected in the Financial Statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), except: (a) such liabilities and obligations which are reflected in the Financial Statements, or (b) such liabilities or obligations which were incurred in the ordinary course of business for normal trade or business obligations and are not individually or in the aggregate in excess of $1,000.

SECTION 13. Compliance with Laws. Except as individually or in the aggregate would not have a Material Adverse Effect, the Company has complied in all respects with all laws of all Governmental Authorities (including all tariff and reporting requirements) with respect to its business operations.

C. Representations, Warranties Covenants of Sellers and ECI: ECI and Sellers represent and warrant to the Company as of the date hereof and as of the Closing Date:

SECTION 1. Enforceability of Agreement Against the Sellers and ECI. ECI and Sellers have all necessary power and authority to enter into this Agreement to which each is a party, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of the Sellers and ECI enforceable against it in accordance with the respective terms.

SECTION 2. Shares. Sellers' shares have been validly issued and are free and clear of all liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership. There are no contracts, arrangements, commitments or restrictions relating to the issuance, sale, transfer or purchase or obtaining of shares or other ownership interests in the Shares.

SECTION 3. Incorporation, Authority and Qualification of ECI. ECI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. ECI has all necessary corporate power and authority to carry on the business now being conducted by it. ECI is duly qualified to do business, and is in good standing, in each jurisdiction, if any, where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. ECI is authorized to issue 1,000,000 common shares, par value $0.001 per share. The company has 500,000 common shares issued and outstanding. No other classes of stock are authorized or issued. There are no outstanding options, warrants, rights or otherwise, other than those disclosed in the financial statements.

SECTION 4. No Conflict. The execution and delivery by the Sellers and ECI of this Agreement and each Related Document to which the each is a party have been obtained and all filings and notifications required by law, agreement or otherwise have been made, the performance by the Sellers and ECI of this Agreement and each Related Document to which each is a party will not:

A. Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of ECI;

B. Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to ECI or Sellers;

C. Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;

D. Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to ECI or Sellers' business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local program relating to minority-owned businesses.

SECTION 5. Consents, Approvals and Notifications. The execution and delivery by the Sellers and ECI of this Agreement and each Related Document to which each is a party does not, and the performance by it of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person.

SECTION 6. Financial Statements

6.1 ECI has furnished to the Company copies of (a) audited balance sheets of the Company and audited statements of income, changes in shareholders' equity and statements of cash flow for the period ending December 31, 2002, together with the reports and notes thereon, independent certified public accountants (collectively, the "Audited Financial Statements").

6.2 The Audited Financial Statements (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein); and are true and correct and present fairly in all material respects the financial condition of ECI and the results of operations and changes in cash flow of ECI for the periods to which each relates.

6.3 To the knowledge of the ECI , the Interim Financial Statements, if prepared, (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein), subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements), and are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of ECI for the periods to which each relates.

SECTION 7. Litigation. There is no claim, action, investigation, arbitration or proceeding pending or, threatened against ECI, or against or relating to any of the assets or the ability of it to perform its obligations hereunder, before any arbitrator, judge, court or governmental authority. ECI is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

SECTION 8. Contracts. To the extent applicable, Exhibit "B" contains an accurate and complete list of all written and oral agreements and contracts in effect on the date of this Agreement to which ECI is a party in connection with the business operations or by which any of its properties or assets relating to the operation are bound. The are no contracts in formation or which are capable of subsequent formation as a result of future satisfied conditions. ECI has made available to the Company true and complete copies of the contracts (including any amendments or modifications thereto).

SECTION 9. Environmental Matters. ECI has not used any property, real or personal to generate, manufacture, refine, transport, treat, store, handle, or dispose of any hazardous substances except in accordance with all applicable federal and state environmental laws.

SECTION 10. Taxes. ECI has or will duly file or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, including, but not limited to, income and employee withholding taxes, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) reasonably deemed by it to be adequate with respect thereto.

SECTION 11. Absence of Changes. Since the date of the Audited Financial Statements, ECI has operated its business in the ordinary course consistent with past practices and there has not been, except as disclosed in this Agreement or the Exhibits attached hereto:

i. any Material Adverse Effect;

ii. any damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property used or useful in the business operations, normal wear and tear excepted;

iii. any payments, discharges or satisfactions by it of any liens, claims, charges or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the business operations, other than in the ordinary course of the business and consistent with past practice;

iv. any licenses, sales, transfers, pledges, mortgages or other dispositions of any tangible or intangible assets having a value over $1,000 (in the aggregate) used or held for use in connection with the operation of the business, other than in the ordinary course of business and consistent with past practice;

v. any write-offs as uncollectible of any accounts receivable or notes receivable of the operations, or any portion thereof, not provided for in the allowance for uncollectible accounts in the Interim Financial Statements;

vi. any cancellations of any material debts or claims of, or any amendments, terminations or waivers of any rights of material value to, the business operations;

vii. any general uniform increase in or change in the method of computing the compensation of employees of it who perform services for the benefit of the business operations;

viii. any material changes in the manner in which ECI extends discount or credits to customers or otherwise deals with customers of its business;

ix. any material changes in the accounting methods or practices followed by ECI and or any changes in depreciation or amortization policies or rates theretofore adopted;

x. any capital commitments by ECI and for additions to property, plant or equipment of the business operations;

xi. any agreements or commitments to merge or consolidate with or otherwise acquire any other corporation, association, firm or other business organization or division thereof;

xii. any declarations of dividend, payment of any dividend, issuance of any securities, purchase or redemption of any securities, commitments or authorizations for any changes to its Articles of Incorporation or amendments to any by-laws, conversions of any options, warrants or otherwise into common shares, and except as disclosed in paragraph B.1. relating to the total shares issued and outstanding which resulted from a corporate reorganization;

xiii. any other material transaction relating to ECI other than in the ordinary course of the business and consistent with past practice; or

xiv. any agreements or understandings, whether in writing or otherwise, for ECI to take any of the actions specified in items i. through xii. above.

SECTION 12. Undisclosed Liabilities. ECI does not have any liabilities or obligations of any nature that would be required by GAAP to be reflected in the Financial Statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), except: (a) such liabilities and obligations which are reflected in the Financial Statements, or (b) such liabilities or obligations which were incurred in the ordinary course of business for normal trade or business obligations and are not individually or in the aggregate in excess of $1,000.

SECTION 13. Compliance with Laws. Except as individually or in the aggregate would not have a Material Adverse Effect, ECI has complied in all respects with all laws of all Governmental Authorities (including all tariff and reporting requirements) with respect to its business operations.

SECTION 14. Consents, Approvals and Notifications The execution and delivery by ECI and Sellers of this Agreement to which each is a party does not, and the performance by each of this Agreement will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person.

D. Miscellaneous Provisions.

SECTION 1. Conditions to Closing

     1.1 Conditions to Obligations of the Company Conditions to Obligations of the Company. The obligations of the Company to consummate the sale of the shares shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by the Sellers without waiver of any other rights or remedies which Sellers may have under this Agreement:

i. The Company's Closing Documents. At the Closing, Sellers shall have executed and/or delivered the following Related Documents to which they are parties or for which each is responsible: (1) This Agreement, and (2) the exchange share certificates delivered to Sellers.

     1.2 Conditions to Obligations of SellersConditions to Obligations of Sellers. The obligations of Sellers to consummate the purchase of the shares contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by the Company without waiver of any other rights or remedies which the Company may have under this Agreement.

i. Closing Documents. At the Closing, Sellers shall have executed and/or delivered this Agreement and delivered the ECI shares to the Company.

SECTION 2. Indemnification.

2.1 Survival. All representations and warranties and covenants and agreements contained herein shall survive the execution of hereof and the Closing Date. Any investigations by or on behalf of any party shall not constitute a waiver as to enforcement of any representation, warranty or covenant contained in this Agreement. No notice or information delivered by one party shall affect the other party's right to rely on any representation or warranty made by the party delivering the notice or information or relieve that party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

SECTION 3. General Provisions.

3.1 Headings and Interpretation. The headings used in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any term or provision of this Agreement.

3.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

3.3 Entire Agreement. This Agreement represents the entire understanding of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

3.4 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

3.5 Applicable Law. This Agreement shall be governed by the substantive laws of the State of Nevada, without regard to its conflict of laws provisions.

3.6 Counterparts and Facsimile Transmission Copies of Originals. This Agreement may be executed in several original or facsimile copy counterparts and all so executed and transmitted shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart. Facsimile transmitted signatures shall be deemed valid as though they were originals and the parties may perform any and all obligations and duties in reliance on the facsimile copies.

3.7 Further Assurances, Additional Documents, Etc. The parties will cooperate with each other to accommodate the intent of this agreement.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Stock Purchase Agreement as of the date first written above.

SAILTECH INTERNATIONAL, INC.	ECOLOCLEAN, INC.
/s/ Barry Girling	/s/ Royis Ward
By: Barry Girling	By: Royis Ward
Title: President	Title: President
/s/ Barry Girling	/s/ Michael Ward
By: Barry Girling	By:
Title: Secretary	Title: Secretary

THE UNDERSIGNED UNDERSTANDS THAT THE SHARES BEING OFFERED AND SOLD UNDER THE EXEMPTIONFROM REGISTRATION PROVIDED FOR IN SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 5(I) OF THE TEXAS SECURITIES ACT, AS AMENDED, THAT HE/SHE IS PURCHASING THE SHARES WITHOUT BEING FURNISHED ANY OFFERING LITERATUREOR, THAT THIS TRANSACTION HAS NOT BEEN SCRUTINIZED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR BY ANY ADMINISTRATIVE AGENCY CHARGED WITH THE ADMINISTRATION OF THE SECURITIES LAWS OF ANY STATE BECAUSE OF THE PRIVATE ASPECTS OF THE OFFERING, THAT ALL DOCUMENTS, RECORDS, BOOKS PERTAINING TO THIS INVESTMENT, HAVE BEEN MADE AVAILABLE TO TO THE COMPANY ARE AND WILL BE AVAILABLE UPON REASONABLE NOTICE FOR INSPECTION BY INVESTORS DURING REASONABLE BUSINESS HOURS AT ITS PRINCIPAL PLACE OF BUSINESS. THIS OFFER TO PURCHASESECURITIES ORIGIONATED WITH THE SUBSCRIBER AND THE SUBSCRIBER WAS NOT SOLICITED BY THE COMPANY.

SELLERS:
/s/ Michael Ward	/s/ Royis Ward
Michael Ward , Individually	Royis Ward, Individually
150,000 ECI Shares	150,000 ECI shares
/s/ Allan Hanson	/s/ Mike Richardson
Allan Hanson	Michael Richardson
40,000 ECI Shares	100,000 ECI Shares
/s/ Samuel Simon	/s/ Dan Cocke
Samuel Simon	Dan Cocke
40,000 ECI Shares	20,000 ECI shares